Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-162677

DEJOUR ENTERPRISES LTD.

$25,000,000
Common Shares

Warrants

Units

Dejour Enterprises Ltd. may offer and sell, from time to time, up to $25,000,000 aggregate initial offering price of our common shares, no par value (which we refer to as “Common Shares”), warrants to purchase Common Shares (which we refer to as “Warrants”) or any combination of Common Shares or Warrants (which we refer to as “Units”) (collectively, the Common Shares, Warrants and Units are referred to as the “Securities”) in one or more transactions under this prospectus (which we refer to as the “Prospectus”).

This Prospectus provides you with a general description of the Securities that we may offer. Each time we offer Securities, we will provide you with a prospectus supplement (which we refer to as a “Prospectus Supplement”) that describes specific information about the particular Securities being offered and may add, update or change information contained in this Prospectus. You should read both this Prospectus and any Prospectus Supplement, together with any additional information which is incorporated by reference herein or therein.  This Prospectus may not be used to offer or sell securities without the Prospectus Supplement which includes a description of the method and terms of that offering.

We may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which we will provide to you each time we offer Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this Prospectus.

Our common shares are traded on the Toronto Stock Exchange and on the NYSE Amex in both cases under the symbol “DEJ.”  On November 3, 2009, the last reported sale price of common shares on the Toronto Stock Exchange was Cdn$0.47 per common share and on the NYSE Amex was $0.437 per common share.  There is currently no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell the Securities purchased under this Prospectus.  This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation.

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates on November 3, 2009 was approximately $28 million. We have not issued any securities pursuant to Instruction I.B.5 of Form F-3 during the 12 calendar month period that ends on and includes the date hereof.

Investing in the Securities involves risks.  See “Risk Factors and Uncertainties” on page 7.

These securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (“SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus.   Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS NOVEMBER 3, 2009.

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TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

1

SUMMARY

2

RISK FACTORS AND UNCERTAINTIES

7

DOCUMENTS INCORPORATED BY REFERENCE

12

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

13

USE OF PROCEEDS

14

DESCRIPTION OF COMMON SHARES

14

DESCRIPTION OF WARRANTS

15

DESCRIPTION OF UNITS

17

PLAN OF DISTRIBUTION

18

INTERESTS OF NAMED EXPERTS AND COUNSEL

19

EXPERTS

20

WHERE YOU CAN FIND MORE INFORMATION

20

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ABOUT THIS PROSPECTUS

This Prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process.  Under this shelf registration process, we may sell the Securities described in this Prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of $25,000,000.  This Prospectus provides you with a general description of the Securities that we may offer. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in a Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms of the offering; (ii) in the case of Warrants, the designation, number and terms of the Common Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms; and (iii) in the case of Units, the designation, number and terms of the Common Shares or Warrants comprising the Units.  A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters set forth in this Prospectus.

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market.  Such transactions, if commenced, may be interrupted or discontinued at any time.  See “Plan of Distribution”.

Please carefully read both this Prospectus and any Prospectus Supplement together with the documents incorporated herein by reference under “Documents Incorporated by Reference” and the additional information described below under “Where You Can Find More Information.”

Owning securities may subject you to tax consequences in the United States.  This Prospectus or any applicable Prospectus Supplement may not describe these tax consequences fully.  You should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

References in this Prospectus to “$” are to United States dollars. Canadian dollars are indicated by the symbol “Cdn$”.

You should rely only on the information contained in this Prospectus.  We have not authorized anyone to provide you with information different from that contained in this Prospectus.  The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law.  This Prospectus is not an offer to sell the Securities and is not soliciting an offer to buy the Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale.  The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Securities.  Our business, financial condition, results of operations and prospects may have changed since that date.

In this Prospectus and in any Prospectus Supplement, unless the context otherwise requires, references to “Dejour,” the “Company,” “we,” “us,” or “our” refers to Dejour Enterprises Ltd. and/or its wholly owned subsidiaries.

SUMMARY

The Company

Dejour Enterprises Ltd. was incorporated as “Dejour Mines Limited” on March 29, 1968 under the laws of the Province of Ontario. By articles of amendment dated October 30, 2001, the issued shares were consolidated on the basis of one (1) new for every fifteen (15) old shares and the name of the company was changed to Dejour Enterprises Ltd. On June 6, 2003, the shareholders approved a resolution to complete a one-for-three-share consolidation, which became effective on October 1, 2003. Dejour was continued in British Columbia under the Business Corporations Act (British Columbia) in 2005.

Our authorized capital consists of an unlimited number of common shares.  There are no indentures or agreements limiting the payment of dividends and there are no conversion rights, special liquidation rights, pre-emptive rights or subscription rights.

Our executive office is located at:

Suite # 598 – 999 Canada Place,

Vancouver, BC V6C 3E1

Canada

Telephone: (604) 638-5050

Facsimile: (604) 638-5051

Website: www.dejour.com

Email: rhodgkinson@dejour.com or mwong@dejour.com

The contact person is: Mr. Robert L. Hodgkinson, Chairman and Chief Executive Officer or Mr. Mathew H. Wong, Chief Financial Officer and Corporate Secretary.

Our fiscal year ends December 31st.

Our Business

Since the divestiture of our uranium exploration properties in December 2006, we are principally an exploration-stage company engaged in the acquisition, exploration and development of oil and gas properties. Our direct interest in uranium exploration properties were sold to Titan Uranium Inc. in 2006 for Titan common shares. We sold all of our Titan common shares between January and April 2009, but retain a 1% NSR on all the properties sold to Titan, and a 10% carried working interest in each lease through a completed bankable feasibility study, after which we may elect to participate in project development at a 10% interest or convert this interest to an additional 1% NSR.

Our current focus is on oil and gas properties located in the United States and Canada. We currently hold approximately 140,000 net acres of oil and gas leases in The Peace River Arch of northwestern British Columbia and northeastern Alberta, Canada, and the Piceance and Uinta Basins in the US Rocky Mountains.  At this time, our principal producing properties are located in Canada.

Our business objective is to grow our oil and gas production and generate sufficient cash flow to continue to expand company operations and enhance shareholder value.  This will be accomplished through a strategy of acquiring oil and gas assets in areas and projects that we believe have high potential and through prudent investment and management, increase the value of these assets.

As of the end of our most recent fiscal year ended December 31, 2008, we had proven reserves and production of oil and gas in British Columbia and Alberta, Canada. Reserves attributable to us located in the State of Colorado as of December 31, 2007 were exchanged for additional exploration acreage.

In 2009 the company’s focus was the restructuring of current assets and operations to reduce debt and lower operating costs.  This was accomplished through non core asset dispositions and reduction of operating and overhead costs.  In the second quarter of 2009 we completed the sale of a 13% of our working interest in our Drake/Woodrush project and the sale of our entire interest in the Carson Creek area for a total sale price of Cdn$4,440,000.  Subsequent to June 30, 2009, we disposed of an additional 7% working interest in our Drake/Woodrush project for proceeds of Cdn$1,260,000.  At the same time, we also restructured and extended short-term notes equal to Cdn$3,420,000 and converted another Cdn$2,776,000 of short-term debt to equity in the Company.  As a result, we reduced our outstanding liabilities (excluding asset retirement obligations and future income tax liabilities) from Cdn$16.38 million as of March 31, 2009 to approximately Cdn$6.5 million as of this date.  Asset and debt restructuring, combined with operating cost reductions of approximately Cdn$2,000,000 per year have positioned Dejour to undertake the further development of its core properties in the current commodity price environment.

Our resource property interests are described below:

United States Oil and Gas Properties

1. Colorado/Utah Oil and Gas Project

In July 2006, we successfully concluded the purchase of a 25% working interests in 267 oil and gas leases covering 254,068 net acres (397 sections of land) in the Piceance and Uinta Basins of Western Colorado and Eastern Utah for a total cost of Cdn$ 25,152,510 in cash, stock, note and debentures.

 Subsequently, we acquired an interest in an additional 21,866 net acres that are contained within an Area of Mutual Interest as defined in the purchase agreement.

In June 2008, we entered into a Purchase and Sale Agreement with Retamco Operating, a partner in the Colorado/Utah project. Under the Agreement, we exchanged our 25% Working Interest in certain leases of approximately 3,500 acres at North Barcus Creek and two wells and US$4,000,000 for an additional 64,000 net acres.

In November 2008, we signed a joint-venture agreement with Laramie Energy II LLC (which we refer to as “Laramie”) covering 22,000 gross acres (15,700 net to Dejour) in the Rangely Project. Under the terms of the Agreement, Laramie will begin a continuous drilling program on the leases in the second half of 2009 and will have the right to earn and purchase at a predetermined priceup to 55% of the acreage covered under the agreement by completing at least four commercially productive wells over the next three to four years.

During Fiscal 2008, certain leases expired. As of December 31, 2008, we had approximately 128,000 net acres in the Colorado/Utah Project.

The total current area of projects in which we have an interest is 272,777 acres net to the Joint-Venture (approximately 128,000 acres net to Dejour) in 397 sections of land.  Our interest  in the individual leases ranges from 25% to 72%, subject to an 80%-87.% Net Revenue Interest (which we refer to as “NRI”) except for 1 lease, in a total of 296 leases, We are the operator of approximately 125,000 acres gross (72% WI Dejour and 28% WI for Brownstone). The other acreage includes approximately 150,000 acres gross (65% WI Retamco, 25% WI Dejour, and 10% WI Brownstone) with Retamco as the Operator, and approximately 14,000 acres gross (25% WI Dejour, 10% WI Brownstone, and 65% WI Fidelity) with Fidelity as the Operator.

2. Tinsley Prospect

As of March 31, 2008, we hold a 35% working interest in 8,349 gross and 7,057 net acres. The Mississippi based operator is seeking an investor for the project with the objective of drilling additional wells in 2010.

Canadian Oil and Gas Properties

Our wholly-owned subsidiary, Dejour Energy (Alberta) Ltd., currently has interests in oil and gas properties in the Peace River Arch located in northeastern British Columbia and northwestern Alberta.

Since commencing exploration on its Peace River Arch properties, we have drilled or participated in drilling 16 wells on 9 different project areas. 7 wells (5 gas, 1 oil and 1 gas and oil) have commenced production. Tie-in of 2 additional wells has been suspended due to low commodity prices.

During fiscal 2008, we acquired 6,352 gross and net acres of lands in the Montney natural gas area in Northeastern British Columbia.  The acreage is adjacent to existing pipeline infrastructure, and was acquired via government oil and gas auction. As at December 31, 2008, DEAL had an average interest of 54% in approximately 39,283 gross acres in the Peace River Arch.

Subsequent to the year-end, we disposed of some of its interests in our Canadian oil and gas properties in exchange for cash proceeds, as described below.

Our Canadian oil and gas property interests are described below:

1. Drake/Woodrush

In 2007, we purchased 2,108 acres of land in the Drake area of northeast British Columbia. In the second quarter of 2007, we drilled two gas wells, which were tied in and producing.

Working interest in lands earned last winter has been increased from 60% to 92% on 700 of the 1,400 acres earned. Interest in the remaining 700 acres remains at 100% before payout and 60% after payout. Final locations for the 2007/8 winter drilling were chosen based on interpretation of 3D seismic data purchased over all our working interest land in the area.

We drilled four wells during the 2007/2008 winter season. Two of the wells were drilled on lands earned previously. The other two wells were drilled to evaluate the deeper Halfway formation as well as the proven Notikewin sands on land purchased at crown sale in which we have a 100% WI.  The deeper wells encountered significant quantities of sour gas and oil, which required the purchase and installation of additional equipment, facilities, and pipeline. These four wells were drilled and completed for production in Q1 2008.

We have budgeted approximately $1,500,000 for drilling and development at Drake/Woodrush in fiscal 2009. British Columbia has granted producers in the Northeastern portion of the Province a royalty-free production holiday, and we intend to focus our current work on the Woodrush oil pool to take advantage of the lowered royalty rates and the higher oil commodity prices. Scheduled work includes high resolution 3D seismic, and drilling of onenew well during the fourth quarter and up to two additional wells in the first quarter of 2010.. The capacity of the infrastructure placed on the project has been designed for this additional development.

Subsequent to the 2008 year-end, we have sold 20% interest in Woodrush/Drake to unrelated third parties for approximately $3,600,000 cash. Funds from the sale of the interest were used primarily to reduce our outstanding bank line of credit.

2. Saddle Hills

In the Saddle Hills area of Alberta, we participated in drilling a well in the first quarter of 2007 on a five section block of land at 30% working interest to earn 30% subject to 10% non-convertible royalty. The first well tested over 1.5 MMcf/d in total from two zones. The operator drilled one additional location on the property in Q1 2008 which has also been completed and tested over 1.5 mmcf/day total from two zones.. The operator has not tied in either of the two wells for production. DEAL completed a seismic program on behalf of the joint venture to aid in future development plans.

3. Manning

In the Manning area of British Columbia, we participated at 40% working interest in a farm-in on seven sections of land. A test well commenced drilling in December 2007 and was completed in early 2008, and tested at rates of over 1.5 MMcf/d with water. This operator has not tied in the well for production, but it has earned us an interest in all seven sections subject to non-convertible royalty.

4. Carson Creek

At Carson Creek, Alberta, land was purchased privately by DEAL and a test well commenced drilling in late 2007. The well was completed in early 2008 and tested at approximately 3.0 MMcf/d with 100 bbls natural gas liquids per MMcf gas.

Subsequent to the year-end, in June 2009, we completed the sale of our 100% working interest in Carson Creek to an unrelated third party for $2,100,000.

5. Buick Creek (Montney)

In 2008, DEAL acquired 6,352 acres net and gross in the emerging Montney natural gas resource play in Northeastern British Columbia. The acreage was acquired at a Provincial Government drilling right auction. These lands are adjacent to necessary pipeline infrastructure. In early 2009, we also acquired an existing wellbore which we intend to use for re-entry and testing of the play.

Our landholdings as of October 23, 2009 were as follows:

	Undeveloped		Developed		Total
	Gross	Net	Gross	Net	Gross	Net

Colorado/Utah, US	272,777	128,000	Nil	Nil	272,777	128,000
Tinsley, US	7,057	2,470	Nil	Nil	7,057	2,470

Canada	28,730	14,748	10,553	6,465	39,283	21,213

Recent Developments

On October 22, 2009, we completed the second tranche of a private placement of "flow-through" common shares.  In connection with this transaction, we sold 375,000 flow-through shares at a price of Cdn.$0.60 per share, for gross proceeds of Cdn$225,000. Total gross proceeds in combination with the first tranche, in connection with which we sold 1,333,333 flow-through shares on October 14, 2009, is Cdn$1,601,000. We have paid a total finders fee of Cdn$83,980 in cash in connection with the private placement.  All offers and sales of flow-through shares in the private placement have been made in Canada.

The Securities Offered under this Prospectus

We may offer the Common Shares, Warrant or Units with a total value of up to $25,000,000 from time to time under this Prospectus, together with any applicable Prospectus Supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering.  This Prospectus provides you with a general description of the Securities we may offer.  Each time we offer Securities, we will provide a Prospectus Supplement that will describe the specific amounts, prices and other important terms of the Securities including, to the extent applicable:

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aggregate offering price;

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voting or other rights; and

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important United States federal income tax considerations.

A Prospectus Supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this Prospectus or in documents we have incorporated by reference.  However, no Prospectus Supplement or free writing prospectus will offer a security that is not registered and described in this Prospectus at the time of the effectiveness of the registration statement of which this Prospectus is a part.

We may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which we will provide to you each time we offer Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them.

Common Shares

We may offer Common Shares.  Holders of Common Shares are entitled to one vote per Common Share on all matters that require shareholder approval.  Holders of our Common Shares are entitled to dividends when and if declared by our Board of Directors.  Our Common Shares are described in greater detail in this Prospectus under “Description of Common Shares.”

Warrants

We may offer Warrants for the purchase of Common Shares, in one or more series, from time to time.  We may issue Warrants independently or together with Common Shares and the Warrants may be attached to or separate from such securities.

The Warrants will be evidenced by warrant certificates and may be issued under one or more warrant indentures, which are contracts between us and a warrant trustee for the holders of the Warrants.  In this Prospectus, we have summarized certain general features of the Warrants under “Description of Warrants.”   We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the series of Warrants being offered, as well as the complete warrant indentures and warrant certificates that contain the terms of the Warrants.  Specific warrant indentures will contain additional important terms and provisions and will be filed as exhibits to the registration statement of which this Prospectus is a part, or incorporated by reference from a current report on Form 8-K that we file with the SEC.

Units

We may offer Units consisting of Common Shares or Warrants to purchase any of such securities in one or more series.  In this Prospectus, we have summarized certain general features of the Units under “Description of Units.”  We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the series of Units being offered.  We may evidence each series of units by unit certificates that we will issue under a separate unit agreement with a unit agent.  We will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the unit agreements that describe the terms of the series of Units the Company is offering before the issuance of the related series of Units.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

RISK FACTORS AND UNCERTAINTIES

An investment in a mine service and an exploration stage mining company with a short history of operations such as ours involves an unusually high amount of risk, both unknown and known, present and potential, including, but not limited to the risks enumerated below.

Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment.  We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

Estimates of mineralized material are forward-looking statements inherently subject to error. Although resource estimates require a high degree of assurance in the underlying data when the estimates are made, unforeseen events and uncontrollable factors can have significant adverse or positive impacts on the estimates. Actual results will inherently differ from estimates. The unforeseen events and uncontrollable factors include: geologic uncertainties including inherent sample variability, metal price fluctuations, variations in mining and processing parameters, and adverse changes in environmental or mining laws and regulations. The timing and effects of variances from estimated values cannot be accurately predicted.

Risks Pertaining to the Company:

Cumulative Unsuccessful Exploration Efforts By Our Personnel Could Result In Our Having to Cease Operation.

The expenditures to be made by us in the exploration of our properties as described herein may not result in discoveries of oil and natural gas in commercial quantities.  Many exploration projects do not result in the discovery of commercially recoverable oil and gas deposits and this occurrence could ultimately result in our having to cease operations.

We Have a Working Capital Deficit, Minimal Positive Cash Flow and No Recent History of Significant Earnings and Are Dependent Upon Public and Private Distributions of Equity to Obtain Capital in Order to Sustain Operations. Public Distributions of Capital Result in Dilution to Existing Shareholders.

As of September 30, 2009, we had a working capital deficit of approximately ($2,400,000). One of our oil and gas projects has advanced to the commercial production stage, but current cash flow is insufficient to meet our cash requirements. We do not know if it will ever achieve self-sustaining commercial oil and gas operations. Historically, the only source of funds available to us has been through the sale of its common shares, debt and bank borrowings, and the sale of assets. Any future additional equity financing would cause dilution to current stockholders.

We May Require Additional Capital in Order to Repay Amounts Due.

As of December 31, 2008, we had a Promissory Note with Brownstone, our U.S. working interest partner, with a balance of Cdn$4,604,040 (US$3,780,000) due on the earlier of completing an equity or debt financing, or July 1, 2009.  We also borrowed Cdn$1,950,000 under a Promissory Note issued by, and borrowed a further Cdn$600,000 from, a company controlled by our CEO (“HEC”).  These amounts are secured by our assets.

As of September 30, 2009, we had reached agreements with the lenders to restructure the debt amounts through the issuance of common stock and warrants and the issuance of new debt instruments due in November 1, 2010.  As of September 30, 2009, the outstanding balances on loans from Brownstone and HEC totaled Cdn$3,420,000.  We may need to raise additional capital to meet the new due dates of November 1, 2010.  If we are unable to repay these amounts, the lenders could foreclose upon our assets, which could ultimately result in us having to curtail or cease operations.

We have a current bank loan due and subject to renewal on December 15, 2009.

Our subsidiary, Dejour Energy (Alberta) Ltd. (“DEAL”), has secured a revolving operating loan facility with a Canadian Bank for up to Cdn$1,780,000.  The facility is secured by DEAL’s oil and gas assets in Canada. Subsequent to September 30, 2009, the terms of the Canadian bank line of credit of Cdn$1,780,000 were extended to December 15, 2009, and the adjusted working capital ratio requirement was waived for the three-month period ending September 30, 2009.  If we are unable to renew the facility with our existing bank or refinance this facility with another bank, we may be required to repay the entire amount borrowed under the facility, or, if unable to repay, may lose certain of our Canadian assets.

We Are Dependent on Key Personnel and the Absence of Any of These Individuals Could Result in Us Having to Cease Operation.

While engaged in the business of exploring mineral properties, the nature of our business, our ability to continue our exploration of potential exploration projects, and to develop a competitive edge in the marketplace, depends, in large part, on our ability to attract and maintain qualified key management personnel.  Competition for such personnel is intense and we may not be able to attract and retain such personnel.  Our growth will depend, on the efforts of our Senior Management, particularly its CEO, Robert Hodgkinson, our President of Dejour (USA), Harrison Blacker, our President of DEAL, Charles Dove, and Corporate Secretary and Chief Financial Officer Mr. Mathew Wong.

New legislation, including the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract officers and directors.

We may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of the recent and currently proposed changes in the rules and regulations which govern publicly-held companies. Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the Securities and Exchange Commission that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles.

As a "Foreign Private Issuer”, We Are Exempt from the Section 14 Proxy Rules and Section 16 of the 1934 Securities Act May Result in Shareholders Having Less Complete and Timely Data.

The submission of proxy and annual meeting of shareholder information (prepared to Canadian standards) on Form 6-K may result in shareholders having less complete and timely data.  As a foreign Private Issuer, our officers, directors and principal shareholders are exempt from Exchange Act Section 16’s short-swing insider disclosure and profit recovery provisions. The exemption from Section 16 rules regarding sales of common shares by insiders may result in shareholders having less data.

It may be difficult to enforce judgments or bring actions outside the United States against Us and certain of our directors and officers.

We are a Canadian corporation and certain of our directors and officers are neither citizens nor residents of the United States.  A substantial part of our assets and of several of these persons is located outside the United States.  As a result, it may be difficult or impossible for an investor:

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to enforce in courts outside the United States judgments obtained in United States courts based upon the civil liability provisions of United States federal securities laws against us and these persons; or

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to bring in courts outside the United States an original action to enforce liabilities based upon United States federal securities laws against us and these persons.

General economic conditions

The recent unprecedented events in global financial markets have had a profound impact on the global economy.  Many industries, including the gold mining industry, are impacted by these market conditions.  Some of the key impacts of the current financial market turmoil include contraction in credit markets resulting in a widening of credit risk, devaluations and high volatility in global equity, commodity, foreign exchange and precious metal markets, and a lack of market liquidity.  A continued or worsened slowdown in the financial markets or other economic conditions, including but not limited to, consumer spending, employment rates, business conditions, inflation, fuel and energy costs, consumer debt levels, lack of available credit, the state of the financial markets, interest rates, and tax rates may adversely affect our growth and profitability.  Specifically:

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the global credit/liquidity crisis could impact the cost and availability of financing and our overall liquidity;

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the volatility of oil and gas prices may impact our revenues, profits and cash flow;

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volatile energy prices, commodity and consumables prices and currency exchange rates impact potential production costs; and

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the devaluation and volatility of global stock markets impacts the valuation of our equity securities.

These factors could have a material adverse effect on our financial condition and results of operations.

Risks Pertaining to the Industry

Oil and Gas Exploration Has a High Degree of Risk and Our Exploration Efforts May Be Unsuccessful, Which Would Have a Negative Effect on Our Operations.

There is no certainty that the expenditures to be made by us in the exploration of its current projects, or any additional project interests we may acquire, as described herein, will result in discoveries of recoverable oil and gas in commercial quantities.  An exploration project may not result in the discovery of commercially recoverable reserves and the level of recovery of hydrocarbons from a property may not be a commercially recoverable (or viable) reserve which can be legally and economically exploited. If exploration is unsuccessful and no commercially recoverable reserves are defined, management would be required to evaluate and acquire additional projects which would require additional capital, or we would have to cease operations altogether.

Hydrocarbon Exploration and Production Has Substantial Operating and Drilling Hazards Which Could Result in Failure of Our Projects or Substantial Liabilities Which May Not Be Covered by Insurance.

Oil and natural gas exploration and production operations are subject to all the risks and hazards typically associated with such operations. Hazards include well fires, explosions, blowouts, and oil spills, each of which could result in substantial damage to oil and natural gas wells, producing facilities, other property and the environment or in personal injury. Although the operator of each property in which we have an interest typically maintains liability insurance in an amount which they consider adequate, the nature of these risks is such that liabilities could exceed policy limits, in which event we, as an owner of an interest in these wells or as the operator, could incur significant costs that could have a materially adverse effect upon its financial condition. Oil and natural gas production operations are also subject to all the risks typically associated with such operations, including premature decline of reservoirs and the invasion of water into producing formations. Any unforeseen hazard could result in the failure of our operations on that project, which would have a negative effect on our financial condition or cause us to cease operations altogether.

The Oil and Gas Industry is Highly Competitive, and if We Are Unsuccessful in Competing With Other Oil and Gas Companies, It Would Negatively Affect Our Ability to Operate.

The oil and gas industry is highly competitive, including the acquisition of property interests, equipment, skilled personnel, and product marketing. We are required to directly compete with a substantial number of other oil and gas companies. Many of these other companies, both public and private, have significantly greater financial and personnel resources than us. Such competitors could outbid us for such projects, equipment or personnel, or produce oil and gas at lower costs which would have a negative effect on our operations and financial condition, including forcing us to cease operations altogether.

Commodity Prices May Not Support Corporate Profit.

The petroleum industry in general is intensely competitive and there is no assurance that, even if commercial quantities of oil or gas are discovered and developed, a profitable market will exist for the sale of same.  Factors beyond our control may affect the marketability of any substances discovered.  The price of natural resources are volatile over short periods of time, and is affected by numerous factors beyond our control, including international economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates and global or regional consumption patterns, speculative activities and increased production due to improved recovery techniques. If we are unable to economically produce oil and gas from its projects, it would have a negative effect on our financial condition, or require us to cease operations altogether.

Oil and Gas Reserve Information is Estimated and May Not Be Economic to Produce.

Our oil and gas reserves have been independently evaluated in accordance with applicable securities laws by independent professional consultants. These evaluations are based, in part, on a number of assumptions and variable factors such as historical and initial production rates, production decline rates, ultimate recovery of reserves, amount and timing of capital expenditures, marketability of oil and gas production, royalty rates, operating costs, and taxes and government levies. These assumptions were based on forecasts in effect and use at the time of the preparation of the report and may be subject to change or factors outside of our control. Actual production, cash flows, and recovery rates from these reserve estimates will vary, and such variations could have a material effect on our operations and financial condition.

We Must Successfully Replace Our Oil and Natural Gas Reserves.

Our future oil and natural gas reserves, production and cash flows to be derived therefrom are highly dependent on our success in exploring the current reserve base and acquiring or discovering new reserves. Without the successful addition of new reserves, any existing reserves we may have at any particular time and the production therefrom will decline over time as such existing reserves are exploited. A future increase in our reserves will depend not only on our ability to develop any properties it may have from time to time, but also on our ability to select and acquire suitable prospects or producing properties. If we are unsuccessful in discovering and successfully exploiting additional reserves, it will have a negative effect on our operations and financial condition.

Our Operations Are Subject to Substantial Environmental Regulations Which Could Have a Negative Effect on Our Operations and Financial Condition.

Our current and anticipated future operations require permits from various federal, provincial and local governmental authorities and such operations are and will be governed by laws and regulations governing various elements of the petroleum industry.  Our exploration and production activities are subject to various laws governing land use, the protection of the environment, prospecting, development, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, and other matters. Such operations and exploration activities are also subject to substantial regulation under these laws by governmental agencies and may require that we obtain permits from various governmental agencies.

We believe it is in substantial compliance with all material laws and regulations which currently apply to our activities. All permits which we may require for future exploration may not be obtainable on reasonable terms or such laws and regulations, or new legislation or modifications to existing legislation, could have an adverse effect on any project that we might undertake.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions.

Amendments to current laws, regulations and permits governing operations and activities of oil and gas companies, or more stringent implementation thereof, could have a material adverse impact on us, which may adversely effect our financial condition, or require us to cease operations altogether.

Our Title to Our Properties May Be Disputed By Third Parties Which Could Result in Our Losing Title to Our Properties.

We have only done a preliminary title survey of its exploration properties in accordance with industry standards. These procedures do not guarantee our title and therefore, in accordance with the laws of the jurisdictions in which these properties are situated, their existence and area could be in doubt. Unregistered agreements or transfers, or native land claims, may affect title.  If title is disputed, we will have to defend its ownership through the courts, which would likely be an expensive and protracted process and have a negative effect on our operations and financial condition. In the event of an adverse judgment, we would lose its property rights.

Canada is a Signatory to the Kyoto Protocol Which Could Negatively Change Future Operations By Restricting Our Activities or Increasing Operating Costs.

Canada is a signatory to the United Nation’s Framework Convention on Climate Change and has ratified the Kyoto Protocol to set legally binding targets to reduce nationwide emissions of “greenhouse gases”, including carbon dioxide, methane, and nitrous oxide. Oil and gas exploration and production and other petroleum operations and related activities emit some greenhouse gases, which may subject the Canadian oil and gas industry, including the Company, to legislation or other regulatory initiatives designed to regulate emissions of greenhouse gasses. The federal government of Canada has proposed a Climate Change Plan for Canada, which suggests further legislation will set greenhouse gases emission reduction requirements for various industrial activities, including oil and gas exploration and production. Future federal legislation as well as Provincial emission reduction requirements, may require the reduction of emissions produced by our operations and facilities. These new requirements and the additional costs required to comply could have a material effect on our operations and financial condition.

Risks Associated With Our Common Shares

Our stock price has been volatile and your investment in our common shares could suffer a decline in value.

Our common shares are traded on the Toronto Stock Exchange and the NYSE Amex.  The market price of our common shares may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include price fluctuations of precious metals, government regulations, disputes regarding mining claims, broad stock market fluctuations and economic conditions in the United States.

Dilution Through Employee/Director/Consultant/Agents Options Could Adversely Affect Dejour’s Stockholders.

Because our success is highly dependent upon its respective employees, we have granted to some or all of its key employees, directors and consultants options to purchase common shares as non-cash incentives.  To the extent that significant numbers of such options may be granted and exercised, the interests of our other stockholders may be diluted.  As of September 30, 2009, there were 4,490,364 share purchase options outstanding, of which 1,153,489 share purchase options are vested and exercisable. If all the vested options were exercised, it would result in an additional 1,153,489 common shares being issued and outstanding. (For a breakdown of dilution, refer to the risk factor entitled: “Dejour Has Minimal Positive Cash Flow and No Recent History of Significant Earnings and Is Dependent Upon Public and Private Distributions of Equity to Obtain Capital in Order to Sustain Operations. Public Distributions of Capital Result in Dilution to Existing Shareholders”)

Because we may not pay any dividends on our common shares, investors seeking short-term dividend income or liquidity should not purchase our shares.

We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock. While our wholly owned drilling subsidiary provides revenues, we currently have no revenues and a history of losses from our exploration activity, so there can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our shares, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, who currently do not intend to pay any dividends on our common shares for the foreseeable future.

DOCUMENTS INCORPORATED BY REFERNCE

The SEC allows us to “incorporate by reference” information it files with the SEC.  This means that we can disclose important information to you by referring you to those documents.  Any information we reference in this manner is considered part of this Prospectus.  Information we file with the SEC after the date of this Prospectus will automatically update and, to the extent inconsistent, supersede the information contained in this Prospectus.

We incorporate by reference the documents listed below and future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”) (excluding, unless otherwise provided therein or herein, information furnished pursuant any Report on Form 6-K) after the date of the initial filing of this registration statement on Form S-3 to which this Prospectus relates until the termination of the offering under this Prospectus.

(a)

Our Annual Report on Form 20-F for the fiscal year ended December 31, 2008, as filed on June 30, 2009, excluding Item 17;

(b)

Our Amended Annual Report on Form 20-F for the fiscal year ended December 31, 2009, as filed on October 23, 2009;

(b)

Our Report on Form 6-K as filed October 23, 2009, which includes the Registrant’s unaudited consolidated financial statements as at and for the three and six month periods ended June 30, 2009.

(f)

The description of the Registrant’s securities contained in the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 22, 2007, including any amendment or report filed for the purpose of updating such description; and

(g)

all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus but before the end of the offering of the Securities pursuant to this Prospectus.

We will furnish without charge to each person, including any beneficial owner to whom a prospectus is delivered, on written or oral request, a copy of any or all of the above documents, other than exhibits to such documents which are not specifically incorporated by reference therein.  You should direct any requests for documents to:

Suite # 598 – 999 Canada Place,

Vancouver, BC V6C 3E1

Canada

Telephone: (604) 638-5050

Facsimile: (604) 638-5051

Website: www.dejour.com

Email: rhodgkinson@dejour.com or mwong@dejour.com

The information relating to us contained in this Prospectus is not comprehensive and should be read together with the information contained in the incorporated documents.  Descriptions contained in the incorporated documents as to the contents of any contract or other document may not contain all of the information which is of interest to you.  You should refer to the copy of such contract or other document filed as an exhibit to our filings.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated herein by reference contain “forward-looking-statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concern our anticipated results and developments in the our operations in future periods, planned exploration and, if warranted, development of its properties, plans related to its business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

•

risks related to our cumulative unsuccessful exploration efforts;

•

risks related to our working capital deficit, minimal positive cash flow and no recent history of earnings;

•

risks related to our ability to pay existing debt from operating revenue;

•

risks related to our dependence on key personnel;

•

risks related to the Sarbanes-Oxley Act of 2002;

•

risks related to our status as a foreign private issuer under US securities legislation;

•

risks related to enforcement of judgments against us outside the United States;

•

risks related to current market conditions;

•

risks related our oil and gas exploration efforts being unsuccessful;

•

risks related to hydrocarbon exploration operating and drilling hazards;

•

risks related to competition in the oil and gas industry

•

risks related to commodity prices

•

risks related to oil and gas reserve estimates

•

risks related to our ability to replace our oil and natural gas reserves

•

risks related to our operations being subject to environmental regulations

•

risks related to our title to properties

•

risks related to the Kyoto Protocol; and

•

risks related to our common shares.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the sections titled “Risk Factors and Uncertainties” of this Prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

We qualify all the forward-looking statements contained in this Prospectus by the foregoing cautionary statements.

USE OF PROCEEDS

Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of Common Shares will be used by us for acquisitions, exploration and development of existing or acquired mineral properties, working capital requirements, to repay indebtedness outstanding from time to time or for other general corporate purposes.  We may, from time to time, issue Common Shares or other securities otherwise than through the offering of Common Shares pursuant to this Prospectus.

DESCRIPTION OF COMMON SHARES

Common Shares

We are authorized to issue an unlimited number of common shares of which, as of November 3, 2009, 84,752,555 are issued and outstanding.  Our common shares are entitled to one vote per share on all matters submitted to a vote of the shareholders, including the election of directors. Except as otherwise required by law the holders of our common shares will possess all voting power. Generally, all matters to be voted on by shareholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all common shares that are present in person or represented by proxy. One holder of shares of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, is necessary to constitute a quorum at any meeting of our shareholders.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Upon liquidation, dissolution or winding up of the Company, holders of common shares are entitled to receive pro rata our assets, if any, remaining after payments of all debts and liabilities.  No shares have been issued subject to call or assessment.  There are no pre-emptive or conversion rights and no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of shares of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

There are no indentures or agreements limiting the payment of dividends and there are no special liquidation rights or subscription rights.

Alteration of Share Structure

We may alter our authorized share structure by directors’ resolution or ordinary resolution of its shareholders, in each case determined by the directors, to:

(a)

create one or more classes or series of shares or, if none of the shares of a series of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b)

increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the company is authorized to issue out of any class or series of shares for which no maximum is established;

(c)

subdivide all or any of its unissued, or fully paid issued, shares;

(d)

if the Company is authorized to issue shares of a class or shares with par value;

(i)

decrease the par value of those shares; or

(ii)

if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(e)

change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(f)

alter the identifying name of any of its shares; or

by ordinary resolution of its shareholders otherwise alter its share or authorized share structure

Cash dividends

As of the date of this Prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our exploration activities.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable Prospectus Supplements and free writing prospectuses, summarizes the material terms and provisions of the Warrants that we may offer under this Prospectus, which may consist of Warrants to purchase Common Shares and may be issued in one or more series.  Warrants may be offered independently or together with Common Shares offered by any Prospectus Supplement, and may be attached to or separate from those Securities.  While the terms we have summarized below will apply generally to any Warrants that it may offer under this Prospectus, the Company will describe the particular terms of any series of Warrants that it may offer in more detail in the applicable Prospectus Supplement and any applicable free writing prospectus.  The terms of any Warrants offered under a Prospectus Supplement may differ from the terms described below.

General

Warrants will be issued under and governed by the terms of one or more warrant indentures (each a “Warrant Indenture”) between the Company and a warrant trustee (which we refer to as the “Warrant Trustee”) that we will name in the relevant Prospectus Supplement.  Each Warrant Trustee will be a financial institution organized under the laws of Canada or any province thereof and authorized to carry on business as a trustee.

This summary of some of the provisions of the Warrants is not complete.  The statements made in this Prospectus relating to any Warrant Indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Warrant Indenture.  Prospective investors should refer to the Warrant Indenture relating to the specific Warrants being offered for the complete terms of the Warrants.  We will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, any Warrant Indenture describing the terms and conditions of Warrants we are offering before the issuance of such Warrants.

The applicable Prospectus Supplement relating to any Warrants offered by us will describe the particular terms of those Warrants and include specific terms relating to the offering.

The particular terms of each issue of Warrants will be described in the applicable Prospectus Supplement. This description will include, where applicable:

•

the designation and aggregate number of Warrants;

•

the price at which the Warrants will be offered;

•

the currency or currencies in which the Warrants will be offered;

•

the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

•

the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant;

•

the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;

•

the date or dates, if any, on or after which the Warrants and the other Securities with which the Warrants will be offered will be transferable separately;

•

whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

•

whether we will issue the Warrants as global securities and, if so, the identity of the depositary of the global securities;

•

whether the Warrants will be listed on any exchange;

•

material United States and Canadian federal income tax consequences of owning the Warrants; and

•

any other material terms or conditions of the Warrants.

Rights of Holders Prior to Exercise

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares or Debt Securities issuable upon exercise of the Warrants.

Exercise of Warrants

Each Warrant will entitle the holder to purchase the Securities that we specify in the applicable Prospectus Supplement at the exercise price that we describe therein.  Unless we otherwise specify in the applicable Prospectus Supplement, holders of the Warrants may exercise the Warrants at any time up to the specified time on the expiration date that we set forth in the applicable Prospectus Supplement.  After the close of business on the expiration date, unexercised Warrants will become void.

Holders of the Warrants may exercise the Warrants by delivering the Warrant Certificate representing the Warrants to be exercised together with specified information, and paying the required amount to the Warrant Trustee in immediately available funds, as provided in the applicable Prospectus Supplement.  We will set forth on the Warrant Certificate and in the applicable Prospectus Supplement the information that the holder of the Warrant will be required to deliver to the Warrant Trustee.

Upon receipt of the required payment and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Trustee or any other office indicated in the applicable Prospectus Supplement, we will issue and deliver the securities purchasable upon such exercise.  If fewer than all of the Warrants represented by the Warrant Certificate are exercised, then we will issue a new Warrant Certificate for the remaining amount of Warrants.  If we so indicate in the applicable Prospectus Supplement, holders of the Warrants may surrender securities as all or part of the exercise price for Warrants.

Anti-Dilution

The Warrant Indenture will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares or any other reorganization, amalgamation, merger or sale of all or substantially all of our assets, the Warrants will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Shares to which the holder of a Common Share would have been entitled immediately after such event.  Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Warrants.

Global Securities

We may issue Warrants in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement.  The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Warrant Indenture will provide for modifications and alterations to the Warrants issued thereunder by way of a resolution of holders of Warrants at a meeting of such holders or a consent in writing from such holders.  The number of holders of Warrants required to pass such a resolution or execute such a written consent will be specified in the Warrant Indenture.

We may amend any Warrant Indenture and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Units that the Company may offer under this Prospectus.  While the terms we have summarized below will apply generally to any Units that we may offer under this Prospectus, we will describe the particular terms of any series of Units in more detail in the applicable Prospectus Supplement.  The terms of any Units offered under a Prospectus Supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement (“Unit Agreement”) between the Company and a unit agent (“Unit Agent”) that describes the terms and conditions of the series of Units we are offering, and any supplemental agreements, before the issuance of the related series of Units.  The following summaries of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the Unit Agreement and any supplemental agreements applicable to a particular series of Units.  We urge you to read the applicable Prospectus Supplements related to the particular series of Units that we sell under this Prospectus, as well as the complete Unit Agreement and any supplemental agreements that contain the terms of the Units.

General

We may issue units comprising one or more of Common Shares and Warrants in any combination.  Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit.  Thus, the holder of a Unit will have the rights and obligations of a holder of each included security.  The Unit Agreement under which a Unit is issued may provide that the securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable Prospectus Supplement the terms of the series of Units, including:

•

the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

•

any provisions of the governing Unit Agreement that differ from those described below; and

•

any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units.

The provisions described in this section, as well as those described under “Description of Common Shares” and “Description of Warrants” will apply to each Unit and to any Common Share or Warrant included in each Unit, respectively.

Issuance in Series

We may issue Units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each Unit Agent will act solely as our agent under the applicable Unit Agreement and will not assume any obligation or relationship of agency or trust with any holder of any Unit.  A single bank or trust company may act as Unit Agent for more than one series of Units.  A Unit Agent will have no duty or responsibility in case of any default by us under the applicable Unit Agreement or Unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a Unit may, without the consent of the related Unit Agent or the holder of any other Unit, enforce by appropriate legal action its rights as holder under any security included in the Unit.

We, the Unit Agents, and any of our or their agents may treat the registered holder of any Unit Certificate as an absolute owner of the Units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the Units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

General

We may offer and sell the Securities, separately or together: (a) to one or more underwriters or dealers; (b) through one or more agents; or (c) directly to one or more other purchasers. The Securities offered pursuant to any Prospectus Supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices.  We may only offer and sell the Securities pursuant to a Prospectus Supplement during the period that this Prospectus, including any amendments hereto, remains effective.  The Prospectus Supplement for any of the Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Security being offered, the name or names of any underwriters, dealers or agents, the purchase price of such Securities, the proceeds to us from such sale, any underwriting commissions or discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or re-allowed or paid to dealers.  Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

By Underwriters

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of underwriters to purchase the Securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the Securities offered by the Prospectus Supplement if any of such Securities are purchased.  We may offer the Securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  We may agree to pay the underwriters a fee or commission for various services relating to the offering of any Securities.  Any such fee or commission will be paid out of our general corporate funds.  We may use underwriters with whom we have a material relationship.  We will describe in the Prospectus Supplement, naming the underwriter, the nature of any such relationship.

By Dealers

If dealers are used, and if so specified in the applicable Prospectus Supplement, we will sell such Securities to the dealers as principals.  The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale.  Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.  We will set forth the names of the dealers and the terms of the transaction in the applicable Prospectus Supplement.

By Agents

The Securities may also be sold through agents designated by us.  Any agent involved will be named, and any fees or commissions payable by us to such agent will be set forth, in the applicable Prospectus Supplement.  Any such fees or commissions will be paid out of our general corporate funds.  Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

Securities may also be sold directly by us at such prices and upon such terms as agreed to by us and the purchaser.  In this case, no underwriters, dealers or agents would be involved in the offering.

General Information

Underwriters, dealers and agents that participate in the distribution of the Securities offered by this Prospectus may be deemed underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

Underwriters, dealers or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under United States securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.  Such underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this Prospectus to third parties in privately negotiated transactions. If the applicable Prospectus Supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this Prospectus and the applicable Prospectus Supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable Prospectus Supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the Securities, if the Prospectus Supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Securities in accordance with the terms of the Securities. The Prospectus Supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket.

In connection with any offering of Securities, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market.  Such transactions may be commenced, interrupted or discontinued at any time.

Previously Terminated Private Placement Offering

Pursuant to Rule 155 of the Securities Act, the Company terminated all offering activity in a private placement offering of its securities on October 15, 2009.  At the time of termination, the Company had not established the size of the offering or any terms for the proposed private placement of the securities and had only engaged in preliminary discussions with a select few accredited investors (as defined under Rule 501(a) of Regulation D under the Securities Act).  There were no offers to buy or indications of interest at the time of termination and the Company has informed the accredited investors with whom it met that any such offers to buy or indications of interest will be rejected.  No securities were sold in the private placement.  This Prospectus and any Prospectus Supplement supersedes any selling materials used in relation to the private placement offering.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

TRANSFER AGENT AND REGISTRAR

Our registrar and transfer agent for our common shares is Computershare Trust Company of Canada located at 510 Burrard Street, Vancouver, British Columbia Canada V5K 1A1.

LEGAL MATTERS

The law firm of DuMoulin Black LLP has acted as our counsel by providing an opinion on the validity of the Securities offered in this Prospectus and applicable Prospectus Supplements and counsel named in the applicable Prospectus Supplement will pass upon legal matters for any underwriters, dealers or agents.  Certain legal matters related to this Prospectus will be passed upon on our behalf by Dorsey & Whitney LLP with respect to matters of United States law.

EXPERTS

Our consolidated financial statements as of December 31, 2008 and 2007, and for the years ended December 31, 2008, 2007 and 2006, have been incorporated by reference herein in reliance upon the report of Dale Matheson Carr-Hilton Labonte LLP, independent registered public accounting firm, given upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

This Prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement.  Whenever a reference is made in this Prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement.  You may call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges.   You may also read and copy any document we file with the SEC at the SEC’s public reference rooms at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549

PROSPECTUS

DEJOUR ENTERPRISES LTD.

$25,000,000

Common Shares
Warrants
Units

November 3 , 2009